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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 1996

                             K & F Industries, Inc.
             (Exact name of Registrant as specified in its charter)

             Delaware                                34-1614845
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
  incorporation or organization)

          Commission file number:   33-29035

     600 Third Avenue, New York, New York                 10016
  (Address of principal executive offices)              (Zip Code)

Registrant's telephone number including area code      (212) 297-0900
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Item 5.           Other Events

K&F Industries, Inc. issued the following press release on July 26, 1996:

                  K&F INDUSTRIES ANNOUNCES PRIVATE OFFERING OF
                 $140 MILLION SENIOR SUBORDINATED NOTES DUE 2004
                   AND AMENDED CREDIT FACILITY OF $110 MILLION

NEW YORK, July 26, 1996 -- K&F Industries, Inc. announced today that it plans to privately offer $140 million of Senior Subordinated Notes due 2004 and to proceed with an amended credit facility of $110 million.

         K&F will apply the proceeds from the sale of the Senior Subordinated Notes and a portion of the credit facility to fund the call of the remaining $170 million of its outstanding 13-3/4 percent Senior Subordinated Debentures.

         The Senior Subordinated Notes will be offered only to qualified institutional buyers pursuant to Rule 144A, and to a limited number of other institutional "accredited investors" as defined in the Securities Act of 1933. The Senior Subordinated Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities.

         K&F Industries is comprised of two operating units: Aircraft Braking Systems Corporation, a leading manufacturer of wheels, brakes and brake management systems for commercial, general aviation and military aircraft; and, Engineered Fabrics Corporation, a major producer of aircraft fuel tanks, de-icing equipment and tanks for environmental, storage and transport applications.

                                      # # #
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  K & F INDUSTRIES, INC.
                                  ----------------------
                                       Registrant

                                    DIRKSON R. CHARLES
                                  ----------------------
                                    Dirkson R. Charles
                                  Chief Financial Officer
                                          and
                                  Registrant's Authorized
                                         Officer

Dated:   July 30, 1996